EXHIBIT j

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated September 16, 2005, relating to the financial statements and financial highlights which appear in the July 31, 2005 Annual Report to Shareholders of Phoenix Wealth Builder PHOLIO and Phoenix Wealth Guardian PHOLIO (constituting Phoenix PHOLIOs(SM), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Non-Public Holdings Information", "Independent Registered Public Accounting Firm" and "Report to Shareholders" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
November 28, 2005